EXHIBIT 4.6

                                                                  EXECUTION COPY


                     This RESERVE ACCOUNT AGREEMENT (the "Agreement"), dated as of November 1, 1999, among WILMINGTON TRUST COMPANY, as reserve account agent (in such capacity, the "Reserve Account Agent"), WILMINGTON TRUST COMPANY, as trustee (in such capacity, the "Trustee") under the Indenture (as defined herein), AMETHYST FINANCIAL COMPANY LIMITED, a British Virgin Islands limited liability company (the "Issuer").


                                    RECITALS

            A. Pursuant to the Indenture, dated as of November 1, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, the Trustee, Pride International, Inc. and Maritima Petroleo e Engenharia Ltda., the Issuer is issuing $53,000,000 aggregate principal amount at Stated Maturity of its 11 3/4% Senior Secured Notes due 2002 (the "Notes").

            B. As security for its obligations, among other things, under the Notes and the Indenture, the Issuer is required to enter into a Senior Secured Note Security and Pledge Agreement of even date herewith (the "Security and Pledge Agreement") with Wilmington Trust Company, as Collateral Agent (the "Collateral Agent"), and the Trustee, in which the Issuer is granting Liens on an undivided 53% interest in the Issuer Loans and the Issuer's right, title and interest in and to the Mitsubishi Documents and the security for the Issuer Loans provided for in the Mitsubishi Loan Collateral Documents (the "Secured Note Collateral").

            C. Under the terms of the Indenture and the Security and Pledge Agreement, the Issuer is required to pay (or cause to be paid) all amounts of principal, interest and other obligations owed to the Issuer in respect of the Issuer Loans and the Mitsubishi Documents, whether proceeds of the Secured Note Collateral or otherwise, consisting of cash or cash equivalents to the Trustee or the Reserve Account Agent for deposit in the Reserve Account (as defined below).

            D. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Reserve Account and released from the security interest and Liens created hereby.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. DEFINED TERMS. Terms used herein and not defined herein shall have the meanings as defined in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

            "AVAILABLE FUNDS" means (A) the sum of (i) all amounts deposited in the Reserve Account from time to time and (ii) interest earned or dividends paid on the funds in the Reserve Account (including holdings of Temporary Cash Investments), less (B) the sum of (i) aggregate disbursements previously made or then required to be made pursuant to Section 3(a)(i) or Section 3(a)(ii) of this Agreement and (ii) the aggregate disbursements previously made pursuant to
Section 3(a)(iii), 3(a)(iv) or 6(b)(iii) of this Agreement.

            "COLLATERAL" shall have the meaning given in Section 6(a) hereof.

            "DISBURSEMENT REQUEST" means a notice sent by the Issuer requesting a disbursement of funds from the Reserve Account, in substantially the form of Exhibit A hereto or Exhibit B hereto, as applicable. Each Disbursement Request shall be signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or any Vice President of the Issuer.

            "ISSUE DATE" means November 1, 1999.

            "RESERVE ACCOUNT" shall have the meaning given in Section 2(b).

            "RESERVE ACCOUNT AGENT" shall have the meaning set forth in the preamble to this Agreement.

            "TRUSTEE" shall include any successor Trustee appointed pursuant to the Indenture.

            2. RESERVE ACCOUNT; RESERVE ACCOUNT AGENT. (a) APPOINTMENT OF RESERVE ACCOUNT AGENT. The Issuer and the Trustee hereby appoint the Reserve Account Agent, and the Reserve Account Agent hereby accepts appointment, as reserve account agent, under the terms and conditions of this Agreement.

            (b) ESTABLISHMENT OF THE RESERVE ACCOUNT. Concurrent with the execution and delivery hereof, the Reserve Account Agent shall establish and maintain in the name of the Issuer at Bankers Trust Company, a special, segregated and irrevocable reserve account designated "Senior Secured Note Reserve Account pledged by Amethyst Financial Company Limited to Wilmington Trust Company, as Trustee" (the "Reserve Account"). All funds accepted by the Reserve Account Agent pursuant to this Agreement shall be held in the Reserve Account until disbursed in accordance with the terms hereof. The Reserve Account, the funds held therein and any Temporary Cash Investments held by the Reserve Account Agent in which such funds are invested shall be beneficially owned by the Issuer and pledged to and under the sole dominion and control of the Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Notes.

            (c) The Issuer shall provide notice to the Reserve Account Agent and the Trustee of the source of any moneys deposited to the Reserve Account by reference to the applicable provisions of the Indenture and the Mitsubishi Documents and by reference to whether any such moneys represent payments of principal of or interest on the Issuer Loans or other amounts and shall keep an ongoing record of the amounts so deposited and disbursed in accordance with this Agreement. It shall be the Issuer's responsibility to satisfy the Trustee as to the accounting for the Reserve Account, with a view to ensuring that the amounts required to be calculated for any disbursement are ascertainable.

            (d) RESERVE ACCOUNT AGENT COMPENSATION. The Issuer shall pay to the Reserve Account Agent such compensation for services to be performed by it under this Agreement as the Issuer and the Reserve Agent may agree in writing from time to time. The Reserve Agent shall be paid any compensation owed to it directly by the Issuer and shall not disburse from the Reserve Account any such amounts.

            The Issuer shall reimburse the Reserve Account Agent upon request for all reasonable expenses, disbursements and advances incurred or made by the Reserve Account Agent in implementing any of the provisions of this Agreement, including reasonable compensation and expenses and disbursements of its counsel. The Reserve Agent shall be paid any such expenses owed to it directly by the Issuer and shall not disburse from the Reserve Account any such amounts. The provisions of this Section 2(d) shall survive termination of this Agreement.

            (e) INVESTMENT OF FUNDS IN THE RESERVE ACCOUNT. Pending release thereof in accordance with this Agreement and the Indenture, funds deposited in the Reserve Account shall be invested and reinvested only upon the following terms and conditions:

             (i) ACCEPTABLE INVESTMENTS. All funds deposited or held in the Reserve Account at any time shall be invested, at the direction of the Issuer except during the continuance of a Default or an Event of Default, and then only at the direction of the Trustee, by the Reserve Account Agent in Temporary Cash Investments in accordance with the Issuer's or the Trustee's written instructions, as applicable, from time to time to the Reserve Account Agent; PROVIDED, HOWEVER, that any such written instruction shall specify the particular Investment to be made, shall contain the certification referred to in Section 2(e)(ii), if required, and shall be executed by an officer of the Issuer. All Temporary Cash Investments shall be assigned to and held in the possession of, or, in the case of Temporary Cash Investments maintained in book-entry form with the Federal Reserve Bank, transferred to a book entry account in the name of, the Reserve Account Agent, as pledgee, with such guarantees as are customary, except that Temporary Cash Investments maintained in book-entry form with the Federal Reserve Bank shall be transferred to a book entry account in the name of the Reserve Account Agent at the Federal Reserve Bank that includes only Temporary Cash Investments held by the Reserve Account Agent for its customers and segregated by separate recordation in the books and records of the Reserve Account Agent.

            (ii) SECURITY INTEREST IN AND LIEN ON INVESTMENTS. No investment of funds in the Reserve Account shall be made unless the Issuer has certified to the Reserve Account Agent and the Trustee that, upon such investment, the Trustee will have a first priority perfected Lien and security interest for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Secured Notes in the applicable Investment. A certificate as to a class of investments need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Reserve Account Agent may conclusively assume. Promptly after the Issue Date, and within three months after the anniversary of the Issue Date, until the payment in full of the Notes in accordance with the terms thereof and of the Indenture, and all other Obligations then due and owing under the Notes, the Indenture, this Agreement and the other Security Agreements, the Issuer shall provide to the Trustee and the Reserve Account Agent, an Opinion of Counsel, dated each such date as applicable, which opinion shall meet the requirements of Section 314(b) of the Trust Indenture Act of 1939, as amended (the "TIA").

           (iii) INTEREST AND DIVIDENDS. All interest earned and dividends paid on funds invested in Temporary Cash Investments shall be deposited in the Reserve Account as additional Collateral beneficially owned by the Issuer and pledged to the Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Notes, and shall be reinvested in accordance with the terms hereof.

            (iv) LIMITATION ON RESERVE ACCOUNT AGENT'S RESPONSIBILITIES. The Reserve Account Agent's sole responsibilities under this Section 2 shall be (A) to retain, or cause its agent in the State of New York to retain, possession of certificated Temporary Cash Investments (except, however, that the Reserve Account Agent may surrender possession of any such Temporary Cash Investments to the issuer thereof for the purpose of effecting assignment, crediting interest, or reinvesting such security or reducing such security to cash) and to be the registered or designated owner of Temporary Cash Investments which are not certificated, (B) to follow the Issuer's or the Trustee's written instructions, as applicable, given in accordance with Section 2(e)(i), (C) to invest and reinvest funds pursuant to this Section 2(e) and (D) to use reasonable efforts to reduce to cash such Temporary Cash Investments as may be required to fund any disbursement or payment in accordance with
      Section 3. In connection with clause (i) above, the Reserve Account Agent will maintain, or cause its agent in the State of New York to maintain, continuous possession in the State of New York of certificated Temporary Cash Investments and cash included in the Collateral and will cause uncertificated Temporary Cash Investments to be registered in the book-entry system of, and transferred to an account of the Reserve Account Agent or a subagent of the Reserve Account Agent at, the Federal Reserve Bank of New York. Except as set forth below, the Reserve Account Agent shall not be required to reduce to cash any Temporary Cash Investments to fund any disbursement or payment in accordance with Section 3 in the absence of written instructions signed by an officer of the Issuer specifying the particular investment to liquidate, unless a Default or Event of Default has occurred and is continuing, in which case such written instructions shall be signed by a Responsible Officer of the Trustee. If no such written instructions are received, the Reserve Account Agent shall liquidate those Temporary Cash Investments having the lowest interest rate per annum, regardless of maturity, or if none such exist, those having the nearest maturity. The Reserve Account Agent shall have no duty to determine whether or not to file or record any document or instrument in connection with this Agreement, but will follow the instructions of the Trustee.

            (f) SUBSTITUTION OF RESERVE ACCOUNT AGENT. The Reserve Account Agent may resign by giving not less than 30 days' prior written notice to the Issuer and the Trustee. Such resignation shall take effect upon the later to occur of
(i) delivery of all funds and Temporary Cash Investments maintained by the Reserve Account Agent hereunder and copies of all books, records and other documents in the Reserve Account Agent's possession relating to such funds or Temporary Cash

Investments or this Agreement to a successor Reserve Account Agent mutually approved by the Issuer and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Issuer, the Trustee and such successor Reserve Account Agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Holders of the Notes and the Trustee than this Agreement; and the Reserve Account Agent shall thereupon be discharged of all obligations under this Agreement other than for existing claims for wilful misconduct, gross negligence or breaches of this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except as set forth in Section 4. If a successor Reserve Account Agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Issuer, the Reserve Account Agent may apply to a court of competent jurisdiction for the appointment of a successor Reserve Account Agent.

            3. DISBURSEMENTS. (a) DISBURSEMENT REQUEST; DISBURSEMENTS. (i) Not later than three Business Days after any deposit to the Reserve Account in respect of a payment of principal on any Issuer Loan, the Issuer shall submit to the Reserve Account Agent, with a copy to the Trustee, a completed Disbursement Request substantially in the form of Exhibit A hereto requesting payment to the Issuer of funds from the Reserve Account in an amount equal to 47% of the amount of such principal payment.

            (ii) Not later than three Business Days after the amount on deposit in the Reserve Account representing interest payments on the Issuer Loans first exceeds the amount payable on the Notes in respect of interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes on the next succeeding Interest Payment Date, the Issuer shall submit to the Reserve Account Agent, with a copy to the Trustee, a completed Disbursement Request substantially in the form of Exhibit A hereto requesting payment to the Issuer of funds from the Reserve Account in an amount equal to such excess.

            (iii) At least two Business Days prior to any date on which a disbursement from the Reserve Account is required for a payment on the Notes, including an Interest Payment Date, a

Redemption Date or a Change of Control Payment Date, the Issuer shall submit to the Reserve Account Agent a completed Disbursement Request substantially in the form of Exhibit B hereto requesting payment to the Trustee of Available Funds on deposit in the Reserve Account in an amount equal to the aggregate amount of principal, premium, if any, and interest (including Special Interest, if any, and Additional Amounts, if any), owed on the Notes under the Indenture on such Interest Payment Date, Redemption Date or Change of Control Payment Date, as the case may be, unless the Issuer has disbursed and the Trustee has received funds from the Issuer in such amount on or before such Interest Payment Date, Redemption Date or Change of Control Payment Date.

            (iv) If an Event of Default under the Indenture has occurred and is continuing, the Trustee shall be entitled unilaterally to initiate withdrawals by executing a Disbursement Request which will be substantially similar to the form of Exhibit A or Exhibit B, as applicable, but which need only to be executed by the Trustee.

            (b) CONDITIONS PRECEDENT TO DISBURSEMENT. Subject to Section 4 and any mandatory provisions of applicable law, the Reserve Account Agent shall make the payments to be made pursuant to a completed Disbursement Request if (i) the Issuer shall have submitted, in accordance with the provisions of Section 3(a) herein such Disbursement Request to the Reserve Account Agent substantially in the form of Exhibit A or Exhibit B, as applicable, with blanks appropriately filled in and (ii) the Reserve Account Agent shall not have received any notice from the Trustee that as a result of an Event of Default the Indebtedness represented by the Notes has been accelerated and has become due and payable (in which event the Reserve Account Agent shall apply all Available Funds as required by Section 6(b)(iii)).

            (c) CERTIFICATIONS FOR DISTRIBUTIONS. Provided that no Event of Default has occurred and is continuing, the Issuer shall initiate all requests for withdrawal of funds from the Reserve Account by executing a Disbursement Request and submitting such request to the Trustee. The Trustee shall not, except following an Event of Default, be entitled unilaterally to initiate withdrawals.

            (d) DEPOSITS IRREVOCABLE. Any deposits made into the Reserve Account hereunder shall be irrevocable and the amount of such deposits and any instrument or security held in the Reserve Account hereunder and all interest thereon shall be held in trust by the Reserve Account Agent and applied solely as provided herein.

            4. LIMITATION OF THE RESERVE ACCOUNT AGENT'S LIABILITY:
RESPONSIBILITIES OF THE RESERVE ACCOUNT AGENT. The Reserve Account Agent's responsibility and liability under this Agreement shall be limited as follows:
(i) the Reserve Account Agent does not represent, warrant or guaranty to the Holders of the Notes from time to time the performance of the Issuer; (ii) the Reserve Account Agent shall have no responsibility to the Issuer or the Holders of the Notes or the Trustee from time to time as a consequence of performance or nonperformance by the Reserve Account Agent hereunder, except for any gross negligence or wilful misconduct of the Reserve Account Agent or its breach of this Agreement; (iii) the Issuer shall remain solely responsible for all aspects of the Issuer's business and conduct; and (iv) the Reserve Account Agent is not obligated to supervise, inspect or inform the Issuer or any third party of any matter referred to above.

            No implied covenants or obligations shall be inferred from this Agreement against the Reserve Account Agent, nor shall the Reserve Account Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Reserve Account Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Temporary Cash Investments held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

            The Reserve Account Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Issuer or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Reserve Account Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

            The Reserve Account Agent may act pursuant to the oral or written advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

            The Reserve Account Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

            In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Reserve Account Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Reserve Account Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Reserve Account Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Reserve Account Agent, or the Reserve Account Agent shall have received security or an indemnity satisfactory to the Reserve Account Agent sufficient to save the Reserve Account Agent harmless from and against any and all loss, liability or expense which the Reserve Account Agent may incur by reason of its acting. In connection with the matters described in this paragraph, the Reserve Account Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Reserve Account Agent may deem necessary.

            No provision of this Agreement shall require the

Reserve Account Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

            5. INDEMNITY. The Issuer shall indemnify, hold harmless and defend the Reserve Account Agent and its directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Reserve Account Agent's performance under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence or willful misconduct of any of the foregoing Persons or such Persons' breach of this Agreement. The provisions of this Section shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Reserve Account Agent. The provisions of this paragraph 5 shall survive the termination of this Agreement.

            6. GRANT OF LIENS AND SECURITY INTEREST: INSTRUCTIONS TO RESERVE ACCOUNT AGENT. (a) The Issuer hereby irrevocably grants a first priority, subject to the Security and Pledge Agreement, security interest in and Lien on, and pledges, assigns and sets over to the Trustee, for its benefit and the equal and ratable benefit of the Holders of the Notes, all of the Issuer's right, title and interest in the Reserve Account, and all property now or hereafter placed or deposited in, or delivered to the Reserve Account Agent for placement or deposit in, the Reserve Account, including, without limitation, all funds held therein, all Temporary Cash Investments held by (or otherwise maintained in the name of) the Reserve Account Agent pursuant to Section 2, and all proceeds thereof as well as all rights of the Issuer under this Agreement (collectively, the "Collateral"), in order to secure all obligations and indebtedness of the Issuer under the Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Issuer under the Indenture or the Security Agreements to the Holders of the Notes or to the Trustee or the Collateral Agent. The Reserve Account Agent hereby acknowledges the Trustee's security interest and Lien as set forth above. The Issuer shall take all actions necessary on its part to insure the continuance of a first priority security interest in and Lien on the Collateral in favor of the Trustee in order to secure all such obligations and indebtedness.

            (b) The Issuer and the Trustee hereby irrevocably instruct the Reserve Account Agent to, and the Reserve Account Agent shall, (i) (A) at all times maintain sole dominion and control over funds and Temporary Cash Investments in the Reserve Account, acting for the benefit of the Trustee and the Holders of the Notes to the extent specifically required herein, (B) maintain, or cause its agent within the State of New York to maintain, possession of all certificated Temporary Cash Investments purchased hereunder that are physically possessed by the Reserve Account Agent in order for the Trustee to enjoy a continuous perfected first priority security interest therein under the law of the State of New York (the Issuer hereby agreeing that in the event any certificated Temporary Cash Investments are in the possession of the Issuer or a third party, the Issuer shall use its best efforts to deliver all such certificates to the Reserve Account Agent), (C) take all steps specified by the Issuer pursuant to paragraph (a) above to cause the Trustee to enjoy a continuous perfected first priority security interest and Liens under the New York Uniform Commercial Code and any applicable law of the State of New York in all Temporary Cash Investments purchased hereunder that are not certificated and
(D) maintain the Collateral free and clear of all Liens, security interests, safekeeping or other charges, demands and claims against the Reserve Account Agent of any nature now or hereafter existing in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if the Reserve Account Agent receives written notice that any Person other than the Trustee has or claims to have a Lien on or security interest in any portion of the Collateral and (iii) upon receipt of written notice from one of the Trustee of the acceleration of the maturity of the Notes, and direction from the Trustee to disburse all Available Funds to the Trustee, as promptly as practicable disburse all Available Funds held in the Reserve Account to the Trustee and transfer title to all Temporary Cash Investments held by the Reserve Account Agent hereunder and constituting Available Funds to the Trustee in the amounts set forth in such notice. The Reserve Account Agent shall not have any right to receive compensation from the Trustee and is without any authority to obligate the Trustee or to compromise or pledge its security interest and Lien hereunder. Accordingly, the Reserve Account Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein. In addition to the foregoing, the Reserve Account Agent shall take all steps specified by the Issuer pursuant to paragraph (a) above to cause the Trustee to enjoy a continuous perfected first priority security interest in and Liens on the Collateral under any other applicable law.

            (c) Any money and Temporary Cash Investments collected by the Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Section
6.02 of the Indenture.

            (d) Upon demand, the Issuer will execute and deliver to the Trustee such instruments and documents as the Trustee may reasonably deem necessary or advisable to confirm or perfect under any applicable law the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Trustee shall be entitled to take all necessary action to preserve and protect the security interest created hereby as a Lien and encumbrance upon the Collateral.

            (e) The Issuer hereby appoints the Trustee as its attorney-in-fact with full power of substitution, exercisable upon the occurrence and during the continuance of a Default or Event of Default, to do any act which the Issuer is obligated hereto to do, and the Trustee may, but shall not be obligated to, exercise such rights as the Issuer might exercise with respect to the Collateral and take any action in the Issuer's name to protect the Trustee's Lien and security interest hereunder. In addition to the rights provided under Section 6(b)(iii) hereof, upon an Event of Default and for so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the New York Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Issuer except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's office or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Issuer acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Issuer agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            7. TERMINATION. This Agreement shall terminate automatically ten days following disbursement of all funds remaining in the Reserve Account (including Temporary Cash Investments) and the payment in full of the Notes and all other Obligations then due and owing under the Indenture and the Security Agreements, unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof, not in violation of the Indenture; the Trustee may not earlier terminate this Agreement unless it has received the consent of 100% of the Holders of all of the Notes outstanding); PROVIDED, HOWEVER, that the obligations of the Issuer under Section 2(d) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement or the resignation of the Reserve Account Agent; PROVIDED, FURTHER, HOWEVER, that until such tenth day, the Issuer will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be a Reserve Account Agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

            8. MISCELLANEOUS. (a) WAIVER. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

            (b) INVALIDITY. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

            (c) ASSIGNMENT. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns. Nothing herein shall restrict the Reserve Account Agent from performing its duties through a subagent.

            (d) BENEFIT. The parties hereto and their successors and permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof; PROVIDED, HOWEVER, that the Holders of the Notes and their permitted assigns shall be entitled to the benefits hereof and to enforce this Agreement.

            (e) TIME. Time is of the essence with respect to each provision of this Agreement.

            (f) ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Indenture and the other Security Agreements contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only in accordance with Article X of the Indenture and further by a writing signed by a duly authorized representative of each party hereto.

            (g) NOTICES. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and shall be delivered to the Issuer at its address as set forth in
Section 12.02 of the Indenture, to the Trustee at its address as set forth in
Section 12.02 of the Indenture, and to the Reserve Account Agent at Wilmington Trust Company c/o the Trustee at such address.

            (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (i) CAPTIONS. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

            (j) CHOICE OF LAW: WAIVER OF JURY TRIAL. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of law. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York, or by a United States sitting in The City of New York. The Issuer hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and hereby waives, to the extent permitted by applicable law, the right to a trial by jury in any action or proceeding with the Reserve Account Agent. The Issuer waives any objection that it may have to the location of the court in which the Reserve Account Agent has commenced a proceeding described in this paragraph including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.

            (k) AUTHORITY OF THE ISSUER; VALID AND BINDING AGREEMENT. The Issuer hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Issuer, subject as to enforceability to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness. The execution, delivery and performance of this Agreement by the Issuer does not violate any applicable law or regulation to which the Issuer is subject and does not require the consent of any governmental or other regulatory body to which the Issuer is subject, except for such consents and approvals as have been obtained and are in full force and effect.

            (l) AUTHORITY OF THE RESERVE ACCOUNT AGENT AND THE TRUSTEE VALID AND BINDING AGREEMENT. Each of the Reserve Account Agent and the Trustee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, subject as to enforceability to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness. The execution, delivery and performance of this Agreement by the Reserve Account Agent and the Trustee does not violate any applicable law or regulation to which the Reserve Account Agent or the Trustee is subject and does not require the consent of any governmental or other regulatory body to which the Reserve Account Agent or the Trustee is subject, except for such consents and approvals as have been obtained and are in full force and effect.

            (m) AGENT FOR SERVICE: SUBMISSION TO JURISDICTION: WAIVER OF IMMUNITIES. By the execution and delivery of this Agreement, the Issuer (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 (or any successor), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System (or any successor) and written notice of said service to the Issuer shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instrument, as may be necessary to continue such destination and appointment of CT Corporation System (or any successor) in full force and effect so long as any of the Secured Notes shall be outstanding.

            To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

[Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed and delivered this Reserve Account Agreement as of the day first above written.

                                            RESERVE ACCOUNT AGENT:

                                            WILMINGTON TRUST COMPANY,
                                            as Reserve Account Agent

                                            by /s/ CARYN M. O'MARA
                                               Name: Caryn M. O'Mara
                                               Title: Authorized Signer


                                            TRUSTEE:

                                            WILMINGTON TRUST COMPANY,
                                            as Trustee

                                            by /s/ CARYN M. O'MARA
                                               Name: Caryn M. O'Mara
                                               Title: Authorized Signer


                                            ISSUER:

                                            AMETHYST FINANCIAL COMPANY
                                            LIMITED

                                            by /s/ EARL W. MCNIEL
                                               Name: Earl W. McNiel
                                               Title: Treasurer

                                    EXHIBIT A

                          Form of Disbursement Request
                           [Letterhead of the Issuer]
                                     [Date]


Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention:  Corporate Trust Administration
       Re:  Disbursement Request No.
            [indicate whether revised]

Ladies and Gentlemen:

               We refer to the Reserve Account Agreement (the "Reserve Account Agreement"), dated as of November 1, 1999, among you (the "Reserve Account Agent"), Wilmington Trust Company, as Trustee, and Amethyst Financial Company Limited, a British Virgin Islands limited liability company (the "Issuer"). Capitalized terms used herein shall have the meaning given in the Reserve Account Agreement. This letter constitutes a Disbursement Request under Section [3(a)(i)] [3(a)(ii)] of the Reserve Account Agreement.

               The undersigned Officer of the Issuer hereby notifies you that the Issuer has requested, and has satisfied the conditions contained in Section
11.05 of the Indenture for, the release of $[ ], from the Reserve Account which was deposited therein as a result of [specify source of deposit, i.e., payment of principal or interest made on Issuer Loans] of $[ ].

               In connection with the requested disbursement, the undersigned Officer of the Issuer hereby certifies to you that:

               The Notes have [not], as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.

               [add wire instructions].


               The Reserve Account Agent is entitled to rely on the foregoing in disbursing funds relating to this Disbursement Request.


                                            AMETHYST FINANCIAL COMPANY
                                            LIMITED

                                            by _______________________________
                                               Name:
                                               Title:

                                    EXHIBIT B

                          Form of Disbursement Request
                           [Letterhead of the Issuer]
                                     [Date]


Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention:  Corporate Trust Administration
       Re:  Disbursement Request No.
            [indicate whether revised]

Ladies and Gentlemen:

               We refer to the Reserve Account Agreement (the "Reserve Account Agreement"), dated as of November 1, 1999, among you (the "Reserve Account Agent"), Trustee, and Amethyst Financial Company Limited, a British Virgin Islands limited liability company (the "Issuer"). Capitalized terms used herein shall have the meaning given in the Reserve Account Agreement. This letter constitutes a Disbursement Request under Section [3(a)(iii)] [3(a)(iv)] of the Reserve Account Agreement.

               The undersigned Officer of the Issuer hereby notifies you that the Issuer has requested, and has satisfied the conditions contained in Section
11.05 of the Indenture for, the release of $[ ], from the Reserve Account which was deposited therein as a result of [specify source of deposit, i.e., payment of principal or interest made on Issuer Loans] of $[ ] to be applied as follows:

               [                                       ].

               In connection with the requested disbursement, the undersigned Officer of the Issuer hereby certifies to you that:

               The Notes have [not], as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.

               [add wire instructions].


               The Reserve Account Agent is entitled to rely on the foregoing in disbursing funds relating to this Disbursement Request.


                                            AMETHYST FINANCIAL COMPANY
                                            LIMITED

                                            by _______________________________
                                               Name:
                                               Title: